EXHIBIT 10.19.4

AMENDMENT No. 1 to

AVERY DENNISON CORPORATION

EMPLOYEE STOCK OPTION AND INCENTIVE PLAN

The Employee Stock Option and Incentive Plan, as amended and restated (the “Plan”), and as approved by the stockholders on April 24, 2003, is hereby amended effective December 4, 2003, as follows:

1. The first paragraph of Article 12.4 “Amendment, Suspension, or Termination of this Plan” is amended to read as follows:

“The Board may amend, suspend or terminate the Plan at any time prior to a Change of Control, but no such amendment, suspension or termination shall impair the rights of Awardees under Awards previously granted without the Awardee’s consent, and provided further that no material amendments will be made to the terms of the Plan without the approval of the Company’s stockholders.”

2. All other terms and conditions of the Plan remain in full force and effect.

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